Exhibit 10.1.43

Single Licensee

Software Escrow Agreement

Date	February 2, 2013

Licensor	XipLink, Inc.

Licensee	Gogo LLC

Agreement Number	Product Development and Manufacturing Agreement

Notice: The parties to this Agreement are obliged to inform Escrow Agent of any changes to the Software or in their circumstances (including change of name, principal office, contact details or change of owner of the intellectual property in the Software).

Escrow Agreement Dated:

Between:

(1)	XipLink, Inc. whose principal office is at 3981 St. Laurent Blvd., Suite 800, Montreal, QC H2W 1Y5 (“Licensor”);

(2)	Gogo LLC whose principal office is at 1250 N. Arlington Heights Road, Itasca, IL 60143 (“Licensee”); and

(3)	NCC Group Escrow Associates, LLC, a corporation organized and existing under the laws of Georgia with its principal office at 8302 Dunwoody Place, Suite 150, Atlanta GA 30350, USA (“Escrow Agent”).

Background:

(A)	Licensee has been granted a license to use the Software which comprises computer programs.

(B)	Certain technical information and/or documentation relating to the Software is the confidential information and intellectual property of Licensor or a third party.

(C)	Licensor acknowledges that in certain circumstances, such information and/or documentation would be required by Licensee in order for it to continue to exercise its rights under its License Agreement with the Licensor.

(D)	The parties therefore agree that such information and/or documentation should be placed with a trusted third party, Escrow Agent, so that such information and/or documentation can be released to Licensee should certain circumstances arise.

Agreement:

In consideration of the mutual undertakings and obligations contained in this Agreement, the parties agree that:

1	Definitions and Interpretation

1.1	In this Agreement the following terms shall have the following meanings:

“Agreement” means the terms and conditions of this single licensee software escrow agreement set out below, including the Schedule(s) hereto.

“Confidential Information” means all technical and/or commercial information not in the public domain and which is designated in writing as confidential by any party.

“Deposit Form” means the form at Schedule 1 which is to be completed by Licensor and delivered to Escrow Agent with each deposit of the Escrow Material.

2 of 17

“Escrow Material” means the Source Code of the Software and such other material and documentation (including updates and upgrades thereto and new versions thereof) as are necessary to be delivered or deposited to comply with Clause 2 of this Agreement.

“Full Verification” means the tests and processes forming Escrow Agent’s Full Verification service and/or such other tests and processes as may be agreed between the parties for the verification of the Escrow Material.

“Integrity Testing” means those tests and processes forming Escrow Agent’s Integrity Testing service, in so far as they can be applied to the Escrow Material.

“Intellectual Property Rights” mean any copyright, patents, design patents, registered designs, design rights, utility models, trademarks, service marks, trade secrets, know how, database rights, moral rights, confidential information, trade or business names, domain names, and any other rights of a similar nature including industrial and proprietary rights and other similar protected rights in any country or jurisdiction together with all registrations, applications to register and rights to apply for registration of any of the aforementioned rights and any licenses of or in respect of such rights.

“License Agreement” means the agreement under which Licensee was granted a license to use the Software.

“Letter of Intent” means the form completed by Licensor and/or Licensee containing the information, including the fee schedule for services to be provided hereunder, to enable Escrow Agent to set up this Agreement.

“Release Purposes” means the purposes of understanding, maintaining, modifying and correcting the Software exclusively for and on behalf of Licensee together with such other purposes (if any) as are permitted under the License Agreement.

“Software” means the software together with any updates and upgrades thereto and new versions thereof licensed to Licensee under the License Agreement details of which are set out in Schedule 1.

“Source Code” means the computer programming code of the Software in human readable form.

1.2	This Agreement shall be interpreted in accordance with the following:

1.2.1	headings are for ease of reference only and shall not be taken into consideration in the interpretation of this Agreement;

1.2.2	all references to Clauses and Schedules are references to Clauses and Schedules of this Agreement; and

1.2.3	all references to a party or parties are references to a party or parties to this Agreement.

3 of 17

2	Licensor’s Duties and Warranties

2.1	Licensor shall;

2.1.1	deliver a copy of the Escrow Material to Escrow Agent within 30 days of the date of this Agreement;

2.1.2	deliver an update or replacement copy of the Escrow Material to Escrow Agent within 30 days of a material update, error correction, enhancement, maintenance release or functional modification to the Software which results in an updated delivery of the object code version of the Software to Licensee;

2.1.3	ensure that each copy of the Escrow Material deposited with Escrow Agent comprises the Source Code of the latest version of the Software used by Licensee;

2.1.4	deliver to Escrow Agent an update or replacement copy of the Escrow Material within 30 days after the anniversary of the last delivery of the Escrow Material to ensure that the Escrow Material represents the most current version of Source Code and that the integrity of the Escrow Material media is maintained;

2.1.5	deliver with each deposit of the Escrow Material a Deposit Form which includes the following information:

2.1.5.1	details of the deposit including the full name of the Software (i.e. the original name as set out under Schedule 1 together with any new names given to the Software by Licensor), version details, media type, backup command/software used, compression used, archive hardware and operating system details; and

2.1.5.2	password/encryption details required to access the Escrow Material;

2.1.6	deliver with each deposit of the Escrow Material the following technical information (where applicable):

2.1.6.1	documentation describing the procedures for building, compiling and installing the Software, including names and versions of the development tools;

2.1.6.2	Software design information (e.g. module names and functionality); and

2.1.6.3	name and contact details of employees with knowledge of how to maintain and support the Escrow Material; and

2.1.7	deposit a detailed list of the suppliers of any third party software or tools, including open source software and tools, required to access, install, build or compile or otherwise use the Escrow Material.

4 of 17

2.2	Licensor warrants to both Escrow Agent and Licensee at the time of each deposit of the Escrow Material with Escrow Agent that:

2.2.1	it has the full right, ability and authority to deposit the Escrow Material;

2.2.2	in entering into this Agreement and performing its obligations under it, it is not in breach of any of its ongoing express or implied obligations to any third party(s); and

2.2.3	the Escrow Material deposited under Clause 2.1 contains all information in human-readable form and is on suitable media to enable a reasonably skilled programmer or analyst to understand, maintain, modify and correct the Software.

3	Licensee’s Responsibilities and Undertakings

3.1	Licensee shall notify Escrow Agent of any change to the Software that necessitates a replacement deposit of the Escrow Material.

3.2	In the event that the Escrow Material is released under Clause 6, Licensee shall:

3.2.1	keep the Escrow Material confidential at all times;

3.2.2	use the Escrow Material only for the Release Purposes;

3.2.3	not disclose the Escrow Material to any person save such of Licensee’s employees or contractors who need to know the same for the Release Purposes. In the event that Escrow Material is disclosed to its employees or contractors, Licensee shall ensure that they are bound by the same confidentiality obligations as are contained in this Clause 3.2;

3.2.4	hold all media containing the Escrow Material in a safe and secure environment when not in use; and

3.2.5	forthwith destroy the Escrow Material should Licensee cease to be entitled to use the Software under the terms of the License Agreement.

4	Escrow Agent’s Duties

4.1	Escrow Agent shall:

4.1.1	at all times during the term of this Agreement, retain the Escrow Materiel in a safe and secure environment; and

4.1.2	inform Licensor and Licensee of the receipt of any deposit of the Escrow Material by sending to both parties a copy of the Deposit Form, and/or the Integrity Testing report or Full Verification report (as the case may be) generated from the testing processes carried out under Clause 10.

4.2	In the event of failure by Licensor to deposit any Escrow Material with Escrow Agent, Escrow Agent shall not be responsible for procuring such deposit and may, at its sole discretion, notify the Licensor and Licensee of Licensor’s failure to deposit any Escrow Material.

5 of 17

4.3	Escrow Agent may appoint agents, contractors or sub-contractors as it deems fit to carry out the Integrity Testing and the Full Verification processes. Escrow Agent shall ensure that any such agents, contractors and sub-contractors are bound by the same confidentiality obligations as are contained in Clause 8.

4.4	Escrow Agent has the right to make such copies of the Escrow Material as may be necessary solely for the purposes of this Agreement.

5	Payment

5.1	The parties shall pay Escrow Agent’s fees and charges as published from time to time or as otherwise agreed, as listed in the Letter of Intent between the parties. Escrow Agent’s fees as published are exclusive of any applicable sales tax.

5.2	Escrow Agent shall be entitled to review and vary its standard fees and charges for its services under this Agreement from time to time but no more than once a year and only upon 45 days written notice to the parties.

5.3	All invoices are payable within 30 days from the date of invoice. Interest shall accrue at the lesser of 1.5% per month or the maximum amount permitted by applicable law for any fees that are undisputed by the paying party and remain unpaid for more than 30 days past the due date of the applicable invoice.

5.4	In the event of a dispute made in good faith as to the amount of fees, the party responsible for payment agrees to remit payment on any undisputed amount(s) in accordance with Clause 5.1 above. In such circumstances, the interest on the fees shall not accrue as to any disputed amounts unless not paid within 30 days after such dispute has been resolved by the parties.

6	Release Events and Procedures

6.1	Subject to: (i) the remaining provisions of this Clause 6 and (ii) the receipt by Escrow Agent of the fees chargeable upon a release and any other fees and interest (if any) outstanding under this Agreement, Escrow Agent will release the Escrow Material to a duly authorized representative of Licensee if any of the following events (“Release Event(s)”) occur:

6.1.1	a receiver, trustee, or similar officer is appointed for the business or property of Licensor; or

6.1.2	Licensor files a petition in bankruptcy, files a petition seeking any reorganization (without confirming immediately in writing to Licensee that it will continue to maintain the Software in accordance with the terms of the License Agreement or any applicable maintenance agreement), makes an arrangement, composition, or similar relief under any law regarding insolvency or relief for debtors, or makes an assignment for the benefit of creditors;

6 of 17

6.1.3	or any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against Licensor and not stayed, enjoined, or discharged within 60 days; or

6.1.4	Licensor takes any corporate action authorizing any of the foregoing; or

6.1.5	any similar or analogous proceedings or event to those in Clauses 6.1.1 to 6.1.3 above occurs in respect of Licensor within any jurisdiction outside the USA; or

6.1.6	Licensor ceases to carry on its business or the part of its business which relates to the Software; or

6.1.7	Licensor or, where relevant, its agent, parent, subsidiary or associated company is in material breach of its obligations as to maintenance or modification of the Software under the License Agreement or any maintenance agreement entered into in connection with the Software and has failed to remedy such default notified by Licensee to Licensor within the time period specified in the License Agreement or any maintenance agreement or other relevant agreement, and if no time period is specified, within a commercially reasonable time period.

6.2	Licensee must notify Escrow Agent and Licensor of the Release Event specified in Clause 6.1 by delivering to Escrow Agent a notice in writing (“Notice”) declaring that such Release Event has occurred, setting out the facts and circumstances of the Release Event, that the License Agreement and any maintenance agreement, if relevant, for the Software was still valid and effective up to the occurrence of such Release Event and exhibiting such documentary evidence in support of the Notice as Escrow Agent shall reasonably require.

6.3	Upon receipt of a Notice from Licensee claiming that a Release Event has occurred:

6.3.1	Escrow Agent shall submit a copy of the Notice to Licensor (with a copy to the Licensee in order to acknowledge receipt of the Notice) by courier or other form of guaranteed delivery; and

6.3.2	unless within 14 calendar days after the date of dispatch of the Notice by Escrow Agent, Escrow Agent receives a counter-notice in writing from Licensor stating that in their view no such Release Event has occurred or, if appropriate, that the event or circumstance giving rise to the Release Event has been rectified as shown by documentation in support thereof, Escrow Agent will release the Escrow Material to Licensee for its use for the Release Purposes.

6.4	Upon receipt of the counter-notice from Licensor under Clause 6.3.2, Escrow Agent shall send a copy of the counter-notice and any supporting evidence to Licensee (with a copy to Licensor in order to acknowledge receipt of the counter-notice) by courier or other form of guaranteed delivery.

7 of 17

6.5	Within 90 calendar days of dispatch of the counter-notice by Escrow Agent, Licensee may give Licensor and Escrow Agent written notice of its intention to arbitrate under Clause 7 (“Demand’).

6.6	If, within 90 calendar days of dispatch of the counter-notice by Escrow Agent to Licensee, Licensee has not given a Demand to Licensor and Escrow Agent, the Notice submitted by Licensee will be deemed to be no longer valid and Licensee shall be deemed to have waived their right to release of the Escrow Material for the particular reason or event specified in the original Notice. In such circumstances, this Agreement shall continue in full force and effect.

7	Disputes regarding Release Event(s)

7.1	All disputes regarding whether the Release Event(s) specified in the Notice occurred before the Licensee delivered the Notice to Escrow Agent shall be decided by one (1) arbitrator. The place of the arbitration shall be Atlanta, Georgia. If the Licensor and Licensee have not agreed on an arbitrator within seven (7) days after the Licensor receives the Demand, the American Arbitration Association (AAA) shall appoint an arbitrator within ten (10) days of receipt of a request to appoint an arbitrator, which may be filed by either the Licensor or Licensee. The arbitrator’s agreement to the deadlines set forth in this Clause 7 shall be a condition to the appointment as arbitrator, but failure to adhere to these time limits shall not be a basis for challenging the award.

7.2	Within seven (7) days of the appointment of the arbitrator, the Licensor and Licensee shall each provide written submissions to the arbitrator, together with all documentary evidence in their possession in support of their claim.

7.3	Based solely on the written submissions of the Licensor and Licensee, and without the need for a hearing, the arbitrator shall render and deliver his or her award to the Licensor, the Licensee and Escrow Agent within fourteen (14) days of receiving the written submissions from the Licensor and Licensee. The Licensee and Licensor may agree to extend this time limit or the arbitrator may do so in its discretion if he or she determines that the interest of justice so requires.

7.4	The award shall be limited to a determination of whether or not there existed a Release Event at the time Licensee delivered the Notice to Escrow Agent and, where the Licensor claims within the timescales specified in Clause 6.3.2 that the Release Event has been rectified and the Licensee does not agree, to a determination of whether or not the Release Event has in fact been rectified. In addition, the arbitrator shall award the prevailing party its attorneys’ fees and costs, including the fees and costs of the arbitrator.

7.5	The arbitral award shall be final and binding upon the Parties hereto. If the arbitrator finds that a Release Event existed at the time of delivery of the Notice to Escrow Agent, Escrow Agent is hereby authorized to release and deliver the Escrow Material to the Licensee within 5 working days of the decision being notified by the arbitrator to the parties. If the arbitrator finds to the contrary, then Escrow Agent shall not release the Escrow Material and shall continue to hold the Escrow Material in accordance with the terms of this Agreement.

7.6	The Parties agree that the arbitration provided in this Clause 7 shall not be consolidated or joined with any other proceeding regarding disputes between or among any of the Parties.

8 of 17

8	Confidentiality

8.1	The Escrow Material shall remain at all times the confidential and intellectual property of its owner.

8.2	In the event that Escrow Agent releases the Escrow Material to Licensee, Licensee shall be permitted to use the Escrow Material only for the Release Purposes.

8.3	Subject to Clause 8.4, Escrow Agent agrees to keep all Confidential Information relating to the Escrow Material and/or the Software that comes into its possession or to its knowledge under this Agreement in strict confidence and secrecy. Escrow Agent further agrees not to make use of such information and/or documentation other than for the purposes of this Agreement and, unless the parties should agree otherwise in writing and subject to Clause 8.4, will not disclose or release it other than in accordance with the terms of this Agreement.

8.4	Escrow Agent may release the Escrow Material to the extent that it is required by applicable federal, state or local law, regulation, court order, judgment, decree or other legal process, provided that, unless prohibited by the terms of the order or the relevant law or regulation, Escrow Agent has notified Licensor and Licensee prior to such required release, has given Licensor and/or Licensee an opportunity to contest (at their own expense) such required release, within the time parameters mandated by such applicable regulation, court order, judgment, decree or other legal process, Escrow Agent is hereby expressly authorized in its sole discretion to obey and comply with all orders, judgments, decrees so entered or issued by any court, without the necessity of inquiring as to the validity of such order, judgment or decree, or the court’s underlying jurisdiction. Where Escrow Agent obeys or complies with any such order, judgment or decree, Escrow Agent shall not be liable to Licensee, Licensor or any third party by reason of such compliance, notwithstanding that such order, judgment or decree may subsequently be reversed, modified or vacated.

9	Intellectual Property Rights

9.1	The release of the Escrow Material to Licensee will not act as an assignment of any Intellectual Property Rights that Licensor or any third party possesses in the Escrow Material. However, upon deposit of the Escrow Material, the title to the media upon which the Escrow Material is deposited (“Media”) is transferred to Escrow Agent. Upon delivery of the Escrow Material back to Licensor, the title to the Media shall transfer back to the Licensor. If the Escrow Material is released to the Licensee, the title to the Media shall transfer to the Licensee.

9.2	The Intellectual Property Rights in the Integrity Testing report and any Full Verification report shall remain vested in Escrow Agent. Licensor and Licensee shall each be granted a non-exclusive right and license to use such report for the purposes of this Agreement and their own internal purposes only.

9 of 17

10	Integrity Testing and Full Verification

10.1	Escrow Agent shall bear no obligation or responsibility to any party to this Agreement or person, firm, company or entity whatsoever to determine the existence, relevance, completeness, accuracy, operation, effectiveness, functionality or any other aspect of the Escrow Material received by Escrow Agent under this Agreement.

10.2	As soon as practicable after the Escrow Material has been deposited with Escrow Agent, Escrow Agent shall apply its Integrity Testing processes to the Escrow Material.

10.3	Any party to this Agreement shall be entitled to require Escrow Agent to carry out a Full Verification. Subject to Clause 10.4, Escrow Agent’s prevailing fees and charges for the Full Verification processes and all reasonable expenses incurred by Escrow Agent in carrying out the Full Verification processes shall be payable by the requesting party.

10.4	If the Escrow Material fails to satisfy Escrow Agent’s Full Verification tests within the timescales originally provided for the completion of the Full Verification test as a result of being defective or incomplete in content, Escrow Agent’s fees, charges and expenses in relation to the Full Verification tests shall be paid by Licensor.

10.5	Should the Escrow Material deposited fail to satisfy Escrow Agent’s Integrity Testing or Full Verification tests under Clauses 10.2 or 10.3, Licensor shall, within 14 days of the receipt of the notice of test failure from Escrow Agent, deposit such new, corrected or revised Escrow Material as shall be necessary to ensure its compliance with its warranties and obligations in Clause 2. If Licensor fails to make such deposit of the new, corrected or revised Escrow Material, Escrow Agent will issue a report to Licensee (with a copy to Licensor) detailing the problem with the Escrow Material as revealed by the relevant tests.

11	Escrow Agent’s Liability

11.1	Nothing in this Clause 11 excludes or limits the liability of Escrow Agent for gross negligence or intentional misconduct.

11.2	Subject to Clause 11.1, Escrow Agent shall not be liable for:

11.2.1	any loss or damage caused to either Licensor or Licensee except to the extent that such loss or damage is caused by the negligent acts or omissions of or a breach of any contractual duty by Escrow Agent, its employees, agents or sub-contractors and in such event Escrow Agent’s total liability with regard to all claims arising under or by virtue of this Agreement or in connection with the performance or contemplated performance of this Agreement, shall not exceed the sum of 5250,000 (two hundred and fifty thousand US dollars); and

11.2.2	any special, indirect, incidental or consequential damages whatsoever.

10 of 17

11.3	Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of Licensor or Licensee to perform or comply with any provision of this Agreement.

11.4	Escrow Agent shall not be liable in any way to Licensor or Licensee for acting in accordance with the terms of this Agreement and specifically (without limitation) for acting upon any notice, written request, waiver, consent, receipt, statutory declaration or any other document furnished to it pursuant to and in accordance with this Agreement.

11.5	Escrow Agent shall not be required to make any investigation into and shall be entitled in good faith without incurring any liability to Licensor or Licensee to assume (without requesting evidence thereof) the validity, authenticity, veracity and due and authorized execution of any documents, written requests, waivers, consents, receipts, statutory declarations or notices received by it in respect of this Agreement.

12	Indemnity

12.1	Save for any claim falling within the provisions of Clause 11 1, the Licensor and the Licensee jointly and severally agree at all times to indemnify and hold harmless Escrow Agent in respect of all of its legal and all other costs (including reasonable attorney’s fees), fees and expenses incurred directly or indirectly as a result of being brought into or otherwise becoming involved in any form of dispute resolution proceedings or any litigation of any kind between the Licensor and the Licensee in relation to this Agreement to the extent that this Agreement does not otherwise provide for reimbursement of such costs.

12.2	The Licensor shall assume all liability and shall at all times indemnify and hold harmless Escrow Agent and its officers, agents, sub-contractors and employees from and against any and all liability, loss, damages, costs, legal costs (including reasonable attorney’s fees), professional and other expenses and any other liabilities of whatever nature, awarded against or agreed to be paid or otherwise suffered, incurred or sustained by Escrow Agent, whether direct, indirect or consequential as a result of or in connection with any claim by any third party(s) for alleged or actual infringement of Intellectual Property Rights arising out of or in connection with all and any acts or omissions of Escrow Agent in respect of the Escrow Material as contemplated under this Agreement.

13	Term and Termination

13.1	This Agreement shall continue until terminated in accordance with this Clause 13.

13.2	Licensee may terminate this Agreement at any time by giving sixty (60) days prior written notice to Escrow Agent. Upon such termination, Escrow Agent shall, unless it receives written instructions to the contrary from the Licensor within 30 days of the date of termination, destroy the Escrow Material.

13.3	If the License Agreement has expired or has been lawfully terminated, then either party (the “Requesting Party”) shall have the right to give notice to Escrow Agent

11 of 17

requesting termination of this Agreement. Upon receipt of such a notice from the Requesting Party, Escrow Agent shall notify the other party (the “Receiving Party”) of the Requesting Party’s notice to terminate. Unless within 30 days of Escrow Agent giving such notice to the Receiving Party, Escrow Agent receives a counter-notice from the Receiving Party disputing the termination of the License Agreement, then the parties shall be deemed to have consented to such termination and this Agreement shall immediately automatically terminate. Upon termination under this Clause, Escrow Agent shall destroy the Escrow Material.

13.4	Subject to Clause 13.3, Licensor may only terminate this Agreement with the written consent of Licensee.

13.5	This Agreement shall automatically immediately terminate upon release of the Escrow Material to Licensee in accordance with Clause 6.

13.6	If Licensor or Licensee, as the case may be, fails to pay an invoice addressed to it for services under this Agreement in accordance with the terms of Clause 5, Escrow Agent reserves the right to give that party written notice to pay the outstanding invoice within 30 days. If Licensor has not paid its invoice by the expiry of the 30 day notice period, Escrow Agent will give Licensee a period of 30 days to pay Licenser’s invoice. If Licensor or Licensee (as appropriate) has not paid its invoice after being given notice in accordance with this Clause, Escrow Agent shall have the right to terminate this Agreement without further notice. Any amounts owed by Licensor but paid by Licensee will be recoverable by Licensee direct from Licensor as a debt and, if requested, Escrow Agent shall provide appropriate documentation to assist in such recovery.

13.7	Upon termination under the provisions of Clauses 13.4 or 13.6 and in the event of termination under Clause 13.5 where Licensee does not require release of all of the Escrow Material, for 30 days from the date of termination Escrow Agent will make the Escrow Material available for collection by Licensor or its agents from the premises of Escrow Agent during office hours. After such 30 day period Escrow Agent has the authority to destroy the Escrow Material.

13.8	Notwithstanding any other provision of this Clause 13, Escrow Agent may resign as Escrow Agent hereunder and terminate this Agreement by giving sixty (60) days written notice to Licensor and Licensee (“Resignation Notice”). In that event, Licensor and Licensee shall have the option to appoint a mutually acceptable new custodian on similar terms and conditions to those contained herein. If a new custodian is not appointed within fourteen (14) days of delivery of the Resignation Notice or a longer period as agreed by Licensor and Licensee, Licensor or Licensee shall be entitled to request the American Arbitration Association to appoint a suitable new custodian upon terms and conditions consistent with those in this Agreement. Such appointment shall be final and binding on Licensor and Licensee. If Escrow Agent is notified of the new custodian sixty (60) days of giving the Resignation Notice, Escrow Agent will forthwith deliver the Escrow Material to the new custodian. If Escrow Agent is not notified of the new custodian within the aforementioned notice period, Escrow Agent will destroy the Escrow Material.

13.9	The provisions of Clauses 1, 3.2, 5, 8, 9, 10.1, 11, 12, 13.9 to 13.11 (inclusive) and 14 shall continue in full force after termination of this Agreement.

12 of 17

13.10	On and after termination of this Agreement, Licensor and/or Licensee (as appropriate) shall remain liable to Escrow Agent for payment in full of any fees and interest which have become due but which have not been paid as at the date of termination.

13.11	The termination of this Agreement, however arising, shall be without prejudice to the rights accrued to the parties prior to termination.

14	General

14.1	A party shalt notify the other parties to this Agreement, within 30 days of its occurrence, of any of the following:

14.1.1	a change of its name, principal office, contact address or other contact details; and

14.1.2	any material change in its circumstances that may affect the validity or operation of this Agreement.

14.2	This Agreement shall be deemed entered into in California and will be governed by and construed according to the laws of the state of Georgia, excluding that body of law known as conflict of law. The parties agree that any dispute arising under this Agreement, except as provided in Clause 7, will be resolved in the state or federal courts in Atlanta, Georgia, and the parties hereby expressly consent to the jurisdiction thereof.

14.3	This Agreement, together with the Letter of Intent and any relevant Escrow Agent standard terms and conditions including Escrow Agent escrow terms and conditions and, where applicable, Escrow Agent verification terms and conditions represent the whole agreement relating to the escrow arrangements between Escrow Agent and the other parties for the Software and shall supersede all prior agreements, discussions, arrangements, representations, negotiations and undertakings. In the event of any conflict between any of these documents, the terms of this Agreement shall prevail.

14.4	Unless the provisions of this Agreement otherwise provide, any notice or other communication required or permitted to be given or made in writing hereunder shall be validly given or made if delivered by hand or courier or if dispatched by certified or registered mail (airmail if overseas) addressed to the address specified for the parties in this Agreement (or such other address as may be notified to the parties from time to time) or if sent by facsimile message to such facsimile number as has been notified to the parties from time to time and shall be deemed to have been received;

(i)	if delivered by hand or courier, at the time of delivery;

(ii)	if sent by certified or registered mail (airmail if overseas), 3 business days after posting (6 days if sent by airmail);

(iii)	if sent by facsimile, at the time of completion of the transmission of the facsimile with facsimile machine confirmation of transmission to the correct facsimile number of all pages of the notice.

13 of 17

14.5	Except where any party merges, is acquired or has substantially all of its assets acquired and the new entity or acquirer agrees to assume all of their obligations and liabilities under this Agreement, no party shall assign, transfer or subcontract this Agreement or any rights or obligations hereunder without the prior written consent of the other parties.

14.6	This Agreement shall be binding upon and survive for the benefit of the successors in title and permitted assigns of the parties.

14.7	If any provision of this Agreement is declared too broad in any respect to permit enforcement to its full extent, the parties agree that such provision shall be enforced to the maximum extent permitted by law and that such provision shall be deemed to be varied accordingly. If any provision of this Agreement is found by any court, tribunal or administrative body of competent jurisdiction to be wholly or partly illegal, invalid, void or unenforceable, it shall, to the extent of such illegality, invalidity or unenforceability, be deemed severable and the remaining part of the provision and the rest of the provisions of this Agreement shall continue in full force and effect.

14.8	Save as expressly provided in this Agreement, no amendment or variation of this Agreement shall be effective unless in writing and signed by a duly authorized representative of each of the parties to it.

14.9	The parties shall not be liable to each other or be deemed to be in breach of this Agreement by reason of any delay in performing, or failure to perform, any of their obligations under this Agreement if the delay or failure was for a reason beyond that party’s reasonable control (including, without limitation, fire, flood, explosion, epidemic, riot, civil commotion, any strike, lockout or other industrial action, act of God, war or warlike hostilities or threat of war, terrorist activities, accidental or malicious damage, or any prohibition or restriction by any governments or other legal authority which affects this Agreement and which is not in force on the date of this Agreement). A party claiming to be unable to perform its obligations under this Agreement (either on time or at all) in any of the circumstances set out above must notify the other parties of the nature and extent of the circumstances in question as soon as practicable. If such circumstances continue for more than six months, any of the other parties shall be entitled to terminate this Agreement by giving one month’s notice in writing.

14.10	No waiver by any party of any breach of any provisions of this Agreement shall be deemed to be a waiver of any subsequent or other breach and, subject to Clause 6.6, no failure to exercise or delay in exercising any right or remedy under this Agreement shall constitute a waiver thereof.

14.11	This Agreement may be executed in any number of counterparts and by different parties in separate counterparts. Each counterpart when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

14 of 17

14.12	Notices—

Licensor:

BUSINESS CONTACT
Company:	XipLink, Inc

Contact:	Jack Waters	Title:	CEO

Address:	3981 St. Laurent Bolvd, Suite 800

City, State, Zip:	Montreal, QC H2W 1Y5

Telephone:	(514) 848-9640 xt 234	Fax:	(514) 848-964

Email:	jwaters©xiplink.com

TECHNICAL CONTACT
Contact:	Thomas Muller	Title:	Director of Operations

Address:	(Same)

City, State, Zip:

Telephone:	x230	Fax:

Email:	tmuller@xiplink.com

BILLING CONTACT (If different from above)

Contact:	Accounts Payable	Title:

Address:	(Same)

City, State, Zip:

Telephone:	Fax:

Email:	ao@xiplink.com

Purchase Order (if applicable):	Licensee (Gogo) to pay premium.

Note: Xiplink is not liable for premium but takes intellectual property deposit responsibility,

Licensee:

BUSINESS CONTACT
Company:	Title:

Contact:

Address:

City, State, Zip:

Telephone:	Fax:

Email:

TECHNICAL CONTACT

Contact:	Title:

Address:

City, State, Zip:

Telephone:	Fax:

Email:

BILLING CONTACT (If different from above)
Contact:	Title:

Address:

City, State, Zip:

Telephone:	Fax:

Email:

Purchase Order (if applicable):

15 of 17

Signed for and on behalf of XipLink, Inc.

Name:

Position	(Authorized Signatory)

Signed for and on behalf of Gogo LLC

Name:

Position	(Authorized Signatory)

Signed for and on behalf of NCC Group Escrow Associates, LLC

Name:

Position	(Authorized Signatory)

16 of 17

Recipient:	© Escrow Associates 2012	Date material received by Escrow Agent:	US Single-LEE

Schedule 1 (Deposit Form)

ESCROW MATERIALS DEPOSIT FORM
Escrow Account Number:	[Agreement Number]
Product Name: XipLink XE Software	[Software Name] Release 4.0
Date: February 1, 2013

DEPOSITOR DETAILS

Company Name:	XipLink, Inc	Technical Contact:	(See Above)
Address:	(See above)	Signature:
Position:
Telephone No:		Email Address:

MATERIAL DETAILS

Media Type (e.g. Disc, Tape etc.)	Number of media items	Name of Software	Version/Release
DVD Media	1	XE–Release 4.0	4.0.0
Hardcopy Documents (please supply details):
Softcopy Documents (please give location on media, e.g. ldocslbuild):			/Documents
What Hardware was used to create the media deposit?			Apple Macbook
What Operating System was used?			Mac OS X 10.6.8 or higher
What Backup Command/Software was used?			tar
What Software Compression has been used?			Gzip
What Encryption/Password Protection has been used?			None
In what Development Language is the source code written?			C/C++, Python, Unix Scripts
Approximate size of the data on the media in megabytes?			200Mb
Provide details of any third party software required to access/compile the material.			Gcc under FreeBSD environment
Provide details of any additional build information.			Will be provided under /Documents

The following information MUST be provided for Escrow Agent to accept the deposit of escrow material:

If this is your initial/first deposit, please fill in Section 1.

If this is your second or subsequent deposit (i.e. a replacement/update) please fill in Section 2.

SECTION 1: Initial Deposit (First Deposit) – Is this a complete deposit?

☐ YES    ☐ NO    if NO, please indicate when the rest of the deposit will be sent

SECTION 2: Deposit Updates/Replacements – Is the deposit a complete replacement of any of the previous deposits?

☐ YES    ☐ NO

If YES, would you like the past deposit(s) to be:

☐ RETAINED    ☐ RETURNED    ☐ DESTROYED                    *For returns and destroys, please specify which deposit(s) this applies to by reference to the month and year of delivery to Escrow Agent

(Tick ‘ALL’ if all previous deposits): ☐  All ☐  SPECIFIC DEPOSIT(S):

17 of 17